UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 13, 2014

NAKED BRAND GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52381	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 – 34346 Manufacturers Way, Abbotsford, BC V2S 7M1
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 877.592.4767

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01         Entry into a Material Definitive Agreement.

Please see the disclosure under Item 2.03 of this current report on Form 8-K.

Item 2.03         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 13, 2014, we issued a promissory note to one lender in the principal amount of $309,062, which is comprised of: (i) $250,000 that we received on January 15, 2014; (ii) a one-time interest charge of $37,500, being 15% of the foregoing proceeds received (the “OID”); and (iii) an amount of $21,562, being the remaining principal balance due on a previously issued promissory note issued to us by the same lender on September 4, 2013.

The promissory note is repayable in six monthly instalments over the term of the note to its maturity on July 15, 2014. We may repay the promissory note at any time before maturity without notice, bonus or penalty.

The OID is convertible, at the option of the lender, at maturity of the note into shares of fully-paid and non-assessable common stock of our company at a price of $0.10 per share.

Item 3.02         Unregistered Sales of Equity Securities.

The information contained in Item 2.03 above related to Creation of a Direct Financial Obligation is responsive to this Item 3.02 and is incorporated herein by reference.

On January 13, 2014, we issued the promissory note to one lender who is resident in the United States relying on exemptions from registration provided by Rule 506 of Regulation D of the Securities Act of 1933, as amended.

Debt Settlement

On January 13, 2014, we issued an aggregate of 88,492 shares of our common stock to two consultants of our company to settle accounts payable totalling $35,000 pursuant to two debt settlement agreements dated effective July 18, 2013 and September 18, 2013, respectively.

We issued the shares to two consultants of our company resident in the United States relying on exemptions from registration provided by Rule 506 of Regulation D of the Securities Act of 1933, as amended.

Item 9.01         Financial Statements and Exhibits.

(d)                    Exhibits

10.1	Promissory Note dated January 13, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAKED BRAND GROUP INC.

/s/ Joel Primus

Name:    Joel Primus
               President and Chief Executive Officer

Date: January 17, 2014